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                                                                      EXHIBIT 11

                           CORE MATERIALS CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

                                               Three Months Ended     Nine Months Ended
                                               September 30, 1997     September 30, 1997
                                               ------------------     ------------------

PRIMARY:
Weighted average
  Common Shares Outstanding                     9,565,282             9,541,694
Common Equivalent Shares - Stock Options          324,371(1)            231,999(1)
                                                ---------             ---------

Common Shares and Common Stock
  Equivalent Shares Outstanding                 9,889,653             9,773,693
                                                =========             =========

NET INCOME                                       $381,960            $1,752,507
                                                 ========            ==========
NET INCOME PER SHARE                             $    .04            $      .18
                                                 ========            ==========

FULLY DILUTED:
Weighted Average
  Common Shares Outstanding                     9,565,282             9,541,694
Common Equivalent Shares -  Stock Options         324,371(1)            258,044(1)
                                                ---------            ----------

Common Shares and Common
  Equivalent Shares Outstanding                 9,889,653             9,799,738
                                                =========            ==========

NET INCOME                                      $ 381,960            $1,752,507
                                                =========            ==========

NET INCOME PER SHARE                            $     .04            $      .18
                                                =========            ==========

(1) Calculated under the Treasury Stock Method using the average price or period-end market price of Core Materials stock, as applicable.


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